1 BYLAWS of FIDELITY NATIONAL FINANCIAL, INC. a Nevada corporation ARTICLE I OFFICES Section 1.1 Principal Office. The principal office and place of business of Fidelity National Financial, Inc. (the “Corporation”) shall be at such location as established from time to time by resolution of the board of directors of the Corporation (the “Board of Directors”). Section 1.2 Other Offices. Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The street address of the Corporation’s registered agent is the registered office of the Corporation in Nevada. ARTICLE II STOCKHOLDERS Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors. No business may be transacted at the annual meeting other than the election of directors and such other business as may be properly brought before the meeting pursuant to these Bylaws (as amended from time to time, these “Bylaws”). Except as otherwise restricted by the articles of incorporation of the Corporation (as amended from time to time, the “Articles of Incorporation”) or applicable law, the Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders. Section 2.2 Special Meetings. Unless otherwise prescribed by the Nevada Revised Statutes (as amended from time to time, the “NRS”) or the Articles of Incorporation, special meetings of the stockholders, for any purpose or purposes, may be called only by the chair of the board or the chief executive officer or, if there be no chair of the board and no chief executive officer, by the president, and shall be called by the secretary upon the written request (which request shall state the purpose or purposes of the meeting) of (i) at least a majority of the Board of Directors or (ii) the stockholders of the Corporation owning twenty-five percent (25%) or more of the issued and outstanding shares of the Corporation’s capital stock entitled to vote. Special meetings may not be called by any other person or persons. The chair of the board, chief executive officer, president or secretary so calling any such meeting shall fix the time, date and place for holding such special meeting. Except as otherwise restricted by the Articles of Incorporation or applicable law, the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders. No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting. Section 2.3 Place of Meetings. Unless a meeting is to be held solely by remote communication pursuant to Section 2.14, any meeting of the stockholders of the Corporation may be held at the Corporation’s registered office in the State of Nevada or at such other place in or out of the State of Nevada as may be designated in the notice of meeting. A waiver of notice signed by all stockholders entitled to vote thereat may designate any place for the holding of such meeting. The Board of Directors may, in its sole discretion, determine that any meeting of the stockholders shall be held by means of remote communications or other available technology in accordance with Section 2.14.

2 Section 2.4 Notice of Meetings; Waiver of Notice. (a) The chief executive officer, the president, any vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the stockholders written notice of any stockholders’ meeting not less than ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting, the means of remote communication, if any, by which the stockholders or the proxies thereof shall be deemed to be present and vote and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by, the NRS, including, without limitation, NRS 78.379, 92A.120 or 92A.410. (b) In the case of an annual meeting, subject to Section 2.13, any proper business may be presented for action, except that (i) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (ii) if a proposed action creating dissenter’s rights is to be submitted to a vote, the notice of the meeting must state that the stockholders are or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections. (c) A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record entitled to vote at the meeting (unless the NRS requires delivery to all stockholders of record, in which case such notice shall be delivered to all such stockholders) at the address appearing on the records of the Corporation. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any stockholder does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the Corporation. Notwithstanding the foregoing and in addition thereto, any notice to stockholders given by the Corporation pursuant to Chapters 78 or 92A of the NRS, the Articles of Incorporation or these Bylaws may be given pursuant to the forms of electronic transmission listed herein, if such forms of transmission are consented to in writing by the stockholder receiving such electronically transmitted notice and such consent is filed by the secretary in the corporate records. Notice shall be deemed given (i) by facsimile when directed to a number consented to by the stockholder to receive notice, (ii) by electronic mail when directed to an e-mail address consented to by the stockholder to receive notice, (iii) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other electronic transmission as consented to by and when directed to the stockholder. The stockholder consent necessary to permit electronic transmission to such stockholder shall be deemed revoked and of no force and effect if (A) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the stockholder’s consent and (B) the inability to deliver by electronic transmission becomes known to the secretary, assistant secretary, transfer agent or other agent of the Corporation responsible for the giving of notice. (d) The written certificate of an individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached thereto, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice and, in the absence of fraud, an affidavit of the individual signing a notice of a meeting that the notice thereof has been given by a form of electronic transmission shall be prima facie evidence of the facts stated in the affidavit.

3 (e) Any stockholder may waive notice of any meeting by a signed writing or by transmission of an electronic record, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice. Section 2.5 Determination of Stockholders of Record. (a) For the purpose of determining the stockholders entitled to (i) notice of and to vote at any meeting of stockholders or any adjournment thereof, (ii) receive payment of any distribution or the allotment of any rights, or (iii) exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, if applicable. (b) The record date for determining the stockholders entitled to take action by written consent pursuant to Section 2.9 of these Bylaws shall be as determined in accordance with Article 9 of the Articles of Incorporation. (c) If no record date is fixed, the record date for determining the stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any postponement of any meeting of stockholders to a date not more than sixty (60) days after the record date or to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting. Section 2.6 Quorum; Adjourned Meetings. (a) Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least a majority of the voting power of the Corporation’s capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on any matter), are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes or series is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on any matter), within each such class or series is necessary to constitute a quorum of each such class or series. (b) If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might otherwise have been transacted at the adjourned meeting as originally called. When a stockholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough stockholders to leave less than a quorum of the voting power.

4 Section 2.7 Voting. (a) Unless otherwise provided in the NRS, the Articles of Incorporation, or any resolution providing for the issuance of preferred stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each stockholder of record, or such stockholder’s duly authorized proxy, shall be entitled to one (1) vote for each share of voting stock standing registered in such stockholder’s name at the close of business on the record date or the date established by the Board of Directors in connection with stockholder action by written consent, as applicable. (b) Except as otherwise provided in these Bylaws, all votes with respect to shares (including pledged shares) standing in the name of an individual at the close of business on the record date (or the date established by the Board of Directors in connection with stockholder action by written consent, as applicable) shall be cast only by that individual or such individual’s duly authorized proxy. With respect to shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity. In the case of shares under the control of a receiver, the receiver may vote such shares even though the shares do not stand of record in the name of the receiver but only if and to the extent that the order of a court of competent jurisdiction which appoints the receiver contains the authority to vote such shares. If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the Corporation with written proof of such appointment. (c) With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the chair of the board, if any, the chief executive officer, the president or any vice president of such corporation; and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the Corporation of satisfactory evidence of his or her authority to do so. (d) Notwithstanding anything to the contrary contained in these Bylaws and except for the Corporation’s shares held in a fiduciary capacity, the Corporation shall not vote, directly or indirectly, shares of its own stock owned or held by it, and such shares shall not be counted in determining the total number of outstanding shares entitled to vote. (e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote does vote any of such stockholder’s shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held. (f) With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, spouses as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner: (i) If only one person votes, the vote of such person binds all.

5 (ii) If more than one person casts votes, the act of the majority so voting binds all. (iii) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split. (g) If a quorum is present, unless the Articles of Incorporation, these Bylaws, the NRS, or other applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act and decision of the stockholders if approved by the vote of the holders of a majority of the stock represented and entitled to vote at such meeting. (h) If a quorum is present, each director shall be elected by a majority of the votes cast with respect to the director at any meeting for the election of directors, provided that, if as of the date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission (the “SEC”), the number of director nominees exceeds the number of directors to be elected in such election (a “contested election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 2.7(h), a “majority of the votes cast” means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non- votes” not counted as a vote either “for” or “against” that directors’ election). If directors are to be elected by a plurality of the votes cast in a contested election, stockholders shall not be permitted to vote against a nominee. In an uncontested election of directors, any incumbent director who does not receive a majority of the votes cast will promptly tender his or her resignation to the Board of Directors. The Board of Directors will decide, after considering the recommendation of the Corporation’s corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”), whether to accept or reject the tendered resignation, or whether other action should be taken. The nominee in question will not participate in the recommendation or decision-making process. The explanation by the Board of Directors of its decision will be publicly disclosed within ninety (90) days from the date of publication of the election results. The Corporate Governance and Nominating Committee and the Board of Directors may consider any factor deemed appropriate in making this determination. If a director’s resignation is accepted by the Board of Directors pursuant to this section, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.7. Section 2.8 Proxies. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada. Section 2.9 Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting upon the written consent of the stockholders, but only if such action is taken in accordance with the provisions of Article 9 of the Articles of Incorporation. Section 2.10 Organization. (a) Meetings of stockholders shall be presided over by the chair of the board, or, in the absence of the chair of the board, by the vice chair of the board, if any, or if there be no vice chair or in the absence of the vice chair, by the chief executive officer, or if there be no chief executive officer or in the absence of the chief executive officer, by the president, or, in the absence of the president, or, in the

6 absence of any of the foregoing persons, by a chair designated by the Board of Directors, or by a chair chosen at the meeting by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast. The individual acting as chair of the meeting may delegate any or all of his or her authority and responsibilities as such to any director or officer of the Corporation present in person at the meeting. The secretary, or in the absence of the secretary, an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chair of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) the establishment of procedures for the maintenance of order and safety, (ii) limitation on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chair of the meeting shall permit, (iii) limitation on the time allotted for consideration of each agenda item and for questions or comments by meeting participants, (iv) restrictions on entry to such meeting after the time prescribed for the commencement thereof and (v) the opening and closing of the voting polls. The Board of Directors, in its discretion, or the chair of the meeting, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot. (b) The chair of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots. Section 2.11 Consent to Meetings. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called, noticed or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice, to the extent such notice is required, if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in these Bylaws. Section 2.12 Director Nominations and Business Conducted at Meetings of Stockholders. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made (i) at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors (A) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (B) by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in Section 2.13 and on the record date for the determination of stockholders entitled to vote at such annual or special meeting and who complies with the notice procedures set forth in this Section 2.13 (other than with respect to nominations made in accordance with Section 2.13(e)), or (ii) at any annual meeting, by an Eligible Stockholder (as defined in Section 2.13(e) of these Bylaws) that meets the requirements of Section 2.13(e) of these Bylaws.

7 Section 2.13 Advance Notice of Director Nominations and Stockholder Proposals by Stockholders. (a) Only such persons who are nominated in accordance with the procedures set forth in Section 2.12 and this Section 2.13 shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.12 and this Section 2.13. (b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a stockholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred and twenty (120) days prior to the anniversary date of the date of the proxy statement for the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was first made. To be in proper written form, a stockholder's notice to the secretary of the Corporation must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. If the chair of the meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be discussed or transacted. (c) In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to this Section 2.13, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, such stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than one-hundred and twenty (120) days prior to the anniversary date of the date of the proxy statement for the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was first made; and (ii) in the case of a special meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the special meeting was first made. (d) For a nomination made pursuant to Section 2.12(i)(B) to be in proper written form, a stockholder’s notice of nomination submitted to the secretary of the Corporation must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age,

8 business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder and the beneficial owner, if any, on whose behalf the nomination is being made and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each such nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including each such nominee’s written consent to be named as a nominee and to serve as a director if elected); (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and record address of such stockholder and the name and address of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (C) a description of all agreements, arrangements or understandings between or among such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation, (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and is a holder of record of stock of the Corporation entitled to vote at such meeting, and (F) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (iii) a representation as to whether either such stockholder or such beneficial owner, alone or as part of a group, intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nominee. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility and qualifications of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. (e) Subject to the requirements of this Section 2.13(e), the Corporation shall include in its proxy statement and on its proxy card for any annual meeting the name of any proxy access nominee for election to the Board of Directors who is properly submitted pursuant to this Section 2.13(e) (each a “Proxy Access Nominee”) provided that (i) timely written notice of such Proxy Access Nominee satisfying this Section 2.13(e) (a “Proxy Access Nomination Notice”) is delivered to the Corporation by or on behalf of a stockholder or group of stockholders that, at the time the Proxy Access Nomination Notice is delivered, satisfy the ownership and other requirements of this Section 2.13(e) (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible

9 Stockholder”), (ii) the Eligible Stockholder expressly elects in writing at the time of providing the Proxy Access Nomination Notice to have its nominee included in the Corporation’s proxy statement pursuant to this Section 2.13(e), and (iii) the Eligible Stockholder and the Proxy Access Nominee otherwise satisfy the requirements of this Section 2.13(e) and the director qualification requirements set forth in the Corporation’s corporate governance guidelines or other document(s) setting forth qualifications for directors (the “Corporate Governance Guidelines”). (i) To be timely, an Eligible Stockholder’s Proxy Access Nomination Notice must meet the advance notice requirements set forth in Section 2.13(c) of these Bylaws. (ii) In addition to including the name of the Proxy Access Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation also shall include (A) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (B) a Statement (as defined below) (collectively, the “Required Information”). To be timely, the Required Information must be delivered to the secretary of the Corporation within the time period specified in Section 2.13(c)(i) of these Bylaws. Nothing in this Section 2.13(e) shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Proxy Access Nominee. (iii) The number of Proxy Access Nominees (including Proxy Access Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 2.13(e) but either are subsequently withdrawn or that the Board of Directors decides to nominate appearing in the Corporation’s proxy statement with respect to a meeting of stockholders and Proxy Access Nominees who were previously elected based upon a nomination pursuant to this Section 2.13(e) at any of the preceding two annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board of the Directors) shall not exceed the greater of two (2) or twenty percent (20%) of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 2.13(e) (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (the “Permitted Number”); provided, however, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 2.13(e) exceeds the Permitted Number, each Eligible Stockholder shall select one Proxy Access Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (greatest to least) of voting power of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Proxy Access Nomination Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached. (iv) An Eligible Stockholder must have owned (as defined below) continuously for at least three (3) years a number of shares that represents three percent (3%) or more of the total voting power of the Corporation’s outstanding shares of capital stock entitled to vote in the election of directors (the “Required Shares”) as of both the date the Proxy Access Nomination Notice is delivered to or received by the Corporation in accordance with this Section 2.13(e) and the record date for determining stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the ownership requirement under this Section 2.13(e), the voting power represented by the shares of the Corporation’s capital stock owned by one or more

10 stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty-five (25), and a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. With respect to any annual meeting, no person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.13(e). (v) For purposes of this Section 2.13(e), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five (5) business days’ notice and provides a representation that it will promptly recall such loaned shares upon being notified that any of its Proxy Access Nominees will be included in the Corporation’s proxy statement, or (B) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 2.13(e), the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act. (vi) Within the time period specified in Section 2.13(e)(i), an Eligible Stockholder must provide with its Proxy Access Nomination Notice the following information in writing to the secretary of the Corporation: (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Nomination Notice is delivered to or received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide (1) within five (5) business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (2) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting; (B) documentation satisfactory to the Corporation demonstrating that a group of funds are entitled to be treated as one (1) stockholder or person for purposes of this Section 2.13(e); (C) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder): (1) intends to continue to own the Required Shares

11 through the date of the annual meeting, (2) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (3) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 2.13(e), (4) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a nominee of the Board of Directors, (5) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (6) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (D) the written consent of each Proxy Access Nominee to be named in the Corporation’s proxy statement as a nominee and to serve as a director if elected; (E) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (F) the information and representations that would be required to be set forth in the stockholder’s notice of a nomination pursuant to Section 2.13(d) of these Bylaws; (G) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (H) an undertaking that the Eligible Stockholder agrees to: (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provides to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, or its officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, or its officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.13(e), (3) file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Proxy Access Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting. (vii) The Eligible Stockholder may with its Proxy Access Nomination Notice, provide to the secretary of the Corporation, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words per Proxy Access Nominee, in support of each Proxy Access Nominee it names in its Proxy Access Nomination Notice (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.13, the Corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation, or listing standard. (viii) Within the time period specified in Section 2.13(e)(i), a Proxy Access Nominee must deliver to the secretary of the Corporation a written representation and agreement that the Proxy Access Nominee: (A) has read and agrees to adhere to the Corporation’s code of conduct, Corporate Governance Guidelines, and conflict of interest, confidentiality and stock ownership and securities trading policies, and any other policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement, (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or

12 question that has not been disclosed to the Corporation (a “Voting Commitment”), (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination for director and/or service as a director, in each case that has not been disclosed to the Corporation. At the request of the Corporation, the Proxy Access Nominee must (A) complete, sign and submit all questionnaires required of the Board of Directors within five (5) business days of receipt of each such questionnaire from the Corporation; and (B) provide within five (5) business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Proxy Access Nominee meets the requirements of this Section 2.13(e) and/or the Corporation’s requirements with regard to qualifications and policies and guidelines applicable to members of the Board of Directors, including whether: (1) such Proxy Access Nominee is independent under the listing standards of each principal U.S. exchange upon which the capital stock of the Corporation is listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of members of the Board of Directors (the “Independence Standards”), (2) such Proxy Access Nominee has any direct or indirect relationship with the Corporation, and (3) such Proxy Access Nominee is not and has not been subject to (x) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) or (y) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act. (ix) In the event that any information or communications provided by the Eligible Stockholder or Proxy Access Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. (x) The Corporation shall not be required to include pursuant to this Section 2.13(e), any Proxy Access Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Proxy Access Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation) if (A) the Eligible Stockholder who has nominated such Proxy Access Nominee has nominated for election to the Board of Directors at the annual meeting any other person pursuant to Section 2.12(i)(B), (B) the Eligible Stockholder has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or any other nominee, (C) the Proxy Access Nominee is determined by the Board of Directors not to be independent under the Independence Standards, (D) the Proxy Access Nominee’s election as a director would cause the Corporation to be in violation of these Bylaws, the Articles of Incorporation, the Corporate Governance Guidelines, the listing standards of the principal exchange upon which the Corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation, (E) the Proxy Access Nominee is or becomes a party to any undisclosed Voting Commitment or Compensation Arrangement, (F) the Proxy Access Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (G) the Proxy Access Nominee’s then-current or within the preceding ten (10) years’ business or personal interests place such Proxy Access Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Proxy Access Nominee to violate any fiduciary duties of directors established pursuant to the laws of the State of Nevada, including but not limited to the duty of loyalty and duty of care, (H) the Proxy Access Nominee is a named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (I) the Proxy Access Nominee is subject to any order of the type

13 specified in Rule 506(d) of Regulation D under the Securities Act, or (J) the Proxy Access Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, and/or obligations pursuant to this Section 2.13(e). (xi) Notwithstanding anything to the contrary set forth herein, if (A) the Proxy Access Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this Section 2.13(e), as determined by the Board of Directors or the person presiding at the meeting, or (B) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 2.13(e), (x) the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and (y) the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder. (xii) Any Proxy Access Nominee who is included in the Corporation’s proxy statement for a particular annual meeting but withdraws from or becomes ineligible or unavailable for election at the annual meeting shall be ineligible to be included in the Corporation’s proxy statement as a Proxy Access Nominee pursuant to this Section 2.13(e) for the next two annual meetings. (xiii) The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.13(e) and to make any and all determinations necessary or advisable to apply this Section 2.13(e) to any persons, facts or circumstances, including the power to determine (A) whether a person or group of persons qualifies as an Eligible Stockholder, (B) whether outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 2.13(e), (C) whether a notice complies with the requirements of this Section 2.13(e), (D) whether a person satisfies the qualifications and requirements to be a Proxy Access Nominee, (E) whether inclusion of the Required Information in the Corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards, and (F) whether any and all requirements of this Section 2.13(e) have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation. (f) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13. If the chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.13, to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders. (g) Subject to Section 2.13(e) of these Bylaws and except as otherwise required by law, nothing in this Section 2.13 shall be construed to permit any stockholder of the Corporation to

14 include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder. (h) For purposes of Section 2.13 of these Bylaws, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. Section 2.14 Meetings Through Remote Communications. Stockholders may participate in a meeting of the stockholders by any means of remote communications, including electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other) and utilized by the Corporation. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a stockholder and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 2.14 constitutes presence in person at the meeting. Notwithstanding anything to the contrary in these Bylaws, a meeting of stockholders may be held solely by remote communication pursuant to and in accordance with NRS 78.320(4). ARTICLE III DIRECTORS Section 3.1 General Powers; Performance of Duties. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things except as otherwise provided in NRS Chapter 78 or the Articles of Incorporation. Section 3.2 Number, Tenure, and Qualifications. Subject to the rights, if any, of holders of preferred stock of the Corporation to elect directors of the Corporation, the Board of Directors shall consist of not less than one nor more than fourteen members with the exact number of directors within the foregoing fixed minimum and maximum to be determined from time to time exclusively by resolution duly adopted by the Board of Directors, without amendment to these Bylaws or the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, each director shall hold office until the annual meeting of stockholders in the year in which his or her term expires and until his or her successor shall be elected or appointed and qualified, or until his or her earlier death, retirement, disqualification, resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. No provision of this Section 3.2 shall restrict the right of the Board of Directors to fill vacancies or the right of the stockholders to remove directors, each as provided in these Bylaws. Section 3.3 Chair of the Board. The Board of Directors shall elect a chair of the board from the members of the Board of Directors, who shall preside at all meetings of the Board of Directors and stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as provided by law. The chair of the board shall possess the same power as the chief executive officer or the president to sign all contracts, certificates and other instruments of the Corporation. During the absence or disability of the chief executive officer or the president, the chair of the board shall exercise all the powers and

15 discharge all the duties of the chief executive officer or the president. The chair of the board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors Section 3.4 Vice Chair of the Board. The Board of Directors may elect a vice chair of the board from the members of the Board of Directors who shall preside at all meetings of the Board of Directors and stockholders at which he or she shall be present and the chair of the board is not present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as provided by law. Section 3.5 Classification and Elections. The directors shall be classified, with respect to the time for which they shall hold their respective offices, by dividing them into three classes, to be known as “Class I,” “Class II” and “Class III.” Each director shall hold office for a three-year term or until the next annual meeting of stockholders at which his or her successor is elected and qualified. At each annual meeting of stockholders, successors to the directors of the class whose term of office expires at such annual meeting shall be elected to hold office until the third succeeding annual meeting of stockholders, so that the term of office of only one class of directors shall expire at each annual meeting. The number of directors in each class, which shall be such that as near as possible to one-third and at least one-fourth (or such other fraction as required by the NRS) in number are elected at each annual meeting, shall be established from time to time by resolution of the Board of Directors and shall be increased or decreased by resolution of the Board of Directors, as may be appropriate whenever the total number of directors is increased or decreased. Section 3.6 Removal and Resignation of Directors. Subject to any rights of the holders of preferred stock, if any, and except as otherwise provided in the NRS, any director may be removed from office with or without cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors (voting as a single class) excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred. In addition, the Board of Directors of the Corporation, by majority vote, may declare vacant the office of a director who has been (a) declared incompetent by an order of a court of competent jurisdiction, or (b) convicted of a felony. Any director may resign effective upon giving written notice, unless the notice specifies a later time for effectiveness of such resignation, to the chair of the board, the president or the secretary, or in the absence of all of them, any other officer of the Corporation. Section 3.7 Vacancies; Newly Created Directorships. Subject to any rights of the holders of preferred stock, if any, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority vote of the directors then in office or by a sole remaining director, in either case though less than a quorum, and the director(s) so chosen shall hold office for a term expiring at the next annual meeting of stockholders and when their successors are elected or appointed, at which the term of the class to which he or she has been elected expires, or until his or her earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors. Section 3.8 Regular Meetings. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings, and if the Board of Directors so provides with respect to a regular meeting, notice of such regular meeting shall not be required. Section 3.9 Special Meetings. Subject to any rights of the holders of preferred stock, if any, and except as otherwise required by law, special meetings of the Board of Directors may be called only

16 by the chair of the board, if any, or if there be no chair of the board, by the chief executive officer, the president or the secretary, and shall be called by the chair of the board, if any, the chief executive officer, the president, or the secretary upon the request of at least a majority of the Board of Directors. If the chair of the board, or if there be no chair of the board, each of the chief executive officer, the president, and the secretary, fails for any reason to call such special meeting, a special meeting may be called by a notice signed by at least a majority of the Board of Directors. Section 3.10 Place of Meetings. Any regular or special meeting of the Board of Directors may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by the directors may designate any place for the holding of such meeting. Section 3.11 Notice of Meetings. Except as otherwise provided in Section 3.8, there shall be delivered to each director at the address appearing for him or her on the records of the Corporation a copy of a written notice of any meeting (i) by delivery of such notice personally at least forty-eight (48) hours before the time of such meeting,, (ii) by mailing such notice postage prepaid at least forty-eight (48) hours before the time of such meeting, (iii) by facsimile at least twenty-four (24) hours before the time of such meeting, (iv) by overnight courier at least forty-eight (48) hours before the time of such meeting, or (v) by electronic transmission or electronic writing, including, without limitation, e-mail, at least twenty-four (24) hours before the time of such meeting. If mailed to an address inside the United States, the notice shall be deemed delivered two (2) business days following the date the same is deposited in the United States mail, postage prepaid. If mailed to an address outside the United States, the notice shall be deemed delivered four (4) business days following the date the same is deposited in the United States mail, postage prepaid. If sent via overnight courier, the notice shall be deemed delivered the business day following the delivery of such notice to the courier. If sent via facsimile, the notice shall be deemed delivered upon sender’s receipt of confirmation of the successful transmission. If sent by electronic transmission (including, without limitation, e-mail), the notice shall be deemed delivered when directed to the e-mail address of the director appearing on the records of the Corporation and otherwise pursuant to the applicable provisions of NRS Chapter 75. If the address of any director is incomplete or does not appear upon the records of the Corporation it will be sufficient to address any notice to such director at the registered office of the Corporation. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof. Section 3.12 Quorum; Adjourned Meetings. (a) A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business. (b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called. Section 3.13 Manner of Acting. Except as provided in Section 3.15, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

17 Section 3.14 Meetings Through Remote Communications. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by any means of remote communications, including electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other) and utilized by the Corporation. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be, and (b) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 3.14 constitutes presence in person at the meeting. Section 3.15 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed manually or electronically (or by any other means then permitted under the NRS), and may be so signed in counterparts, including, without limitation, facsimile or email counterparts, and shall be filed with the minutes of the proceedings of the Board of Directors or committee. Section 3.16 Powers and Duties. (a) Except as otherwise restricted by NRS Chapter 78 or the Articles of Incorporation, the Board of Directors has full control over the business and affairs of the Corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to subdelegate, and upon such terms as it deems fit. (b) The Board of Directors, in its discretion, or the officer presiding at a meeting of stockholders, in his or her discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called and noticed for the purpose of considering any such contract or act, provided a quorum is present. (c) The Board of Directors may, by resolution passed by at least a majority of the Board of Directors, designate one or more committees, provided that each such committee must have at least one director of the Corporation as a member. Unless the Articles of Incorporation, the charter of the committee, or the resolutions designating the committee expressly require that all members of such committee be directors of the Corporation, the Board of Directors may appoint natural persons who are not directors of the Corporation to serve on such committee. The Board of Directors may designate one or more individuals as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another individual to act at the meeting in the place of any such absent or disqualified member. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any such committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by

18 resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. (d) The Board of Directors, by resolution adopted by at least a majority of the Board of Directors, may designate three or more directors to constitute an audit committee of the Corporation, to serve as such until the next annual meeting of the Board of Directors or until their respective successors are designated. The audit committee will carry out its responsibilities as set forth in an audit committee charter adopted, and as amended from time to time, by the Board of Directors. Section 3.17 Compensation. The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity, which may include the payment of expenses, if any, of attendance at each meeting of the Board of Directors, or a fixed sum for attendance at each meeting or a stated salary as director. If the Board of Directors establishes the compensation of directors pursuant to this Section 3.17, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. At the discretion of the Board of Directors, members of special or standing committees may be allowed like compensation for attending committee meetings. Section 3.18 Organization. Meetings of the Board of Directors shall be presided over by the chair of the board, or in the absence of the chair of the board by the vice chair, if any, or in his or her absence by a chair chosen at the meeting. The secretary, or in the absence, of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chair of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting. ARTICLE IV OFFICERS Section 4.1 Election. The Board of Directors shall elect or appoint a chief executive officer, a president, a secretary and a treasurer or the equivalents of such officers. Such officers shall serve until their respective successors are elected and appointed and shall qualify or until their earlier resignation or removal. The Board of Directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, including but not limited to a chair of the board and vice chair of the board (each of whom must be a director), a chief financial officer, assistant chief financial officer, controller, and one or more vice presidents, assistant treasurers and assistant secretaries, who shall hold office at the pleasure of the Board of Directors, and shall have such powers and duties and be paid such compensation as may be directed by the Board of Directors. Any individual may hold two or more offices. Section 4.2 Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent. Section 4.3 Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office. Section 4.4 Chief Executive Officer. The chief executive officer shall, subject to the control of the Board of Directors, have general executive charge, management and control of the properties,

19 business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities, and the chief executive officer may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation. In the absence or disability of the chair of the board or vice chair of the board, or if there is none, the chief executive officer shall preside at all meetings of the stockholders and the Board of Directors. The chief executive officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors. Section 4.5 President. The president, subject to the supervision and control of the Board of Directors, the chief executive officer and, if there is one, the chair of the board (or vice chair of the board), shall in general actively supervise and control the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall keep the Board of Directors fully informed as the Board of Directors may request and shall consult the Board of Directors concerning the business of the Corporation. In the absence or disability of the chief executive officer and, if there is one, the chair of the board (or vice chair of the board), the president shall preside at all meetings of the stockholders and the Board of Directors. The president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the chief executive officer, these Bylaws or as provided by law. Section 4.6 Vice Presidents. The Board of Directors may elect one or more vice presidents. In the absence or disability of the president, or at the president’s request, the vice president or vice presidents, in order of their rank as fixed by the Board of Directors, and if not ranked, the vice presidents in the order designated by the Board of Directors, or in the absence of such designation, in the order designated by the president, shall perform all of the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on the president. Each vice president shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the president, these Bylaws or as provided by law. Section 4.7 Secretary. The secretary shall attend all meetings of the stockholders, the Board of Directors and any committees thereof, and shall keep, or cause to be kept, the minutes of proceedings thereof in books provided for that purpose. He or she shall keep, or cause to be kept, a register of the stockholders of the Corporation and shall be responsible for the giving of notice of meetings of the stockholders, the Board of Directors and any committees, and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The secretary shall be custodian of the corporate seal, if any, the records of the Corporation, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or any appropriate committee may direct. The secretary shall perform all other duties commonly incident to his or her office and shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, the president, these Bylaws or as provided by law. Section 4.8 Assistant Secretaries. An assistant secretary shall, at the request of the secretary, or in the absence or disability of the secretary, perform all the duties of the secretary. He or she shall perform such other duties as are assigned to him or her by the Board of Directors, the chief executive officer, the president, these Bylaws or as provided by law. Section 4.9 Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board of

20 Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, the chair of the board, the vice chair of the board, the president and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as chief financial officer and of the financial condition of the Corporation. The chief financial officer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the chief executive officer, the chair of the board, the vice chair of the board or the president. Section 4.10 Assistant Chief Financial Officer. The assistant chief financial officer, or if there is more than one, the assistant chief financial officers, in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the chief financial officer or in the event of the chief financial officer's inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the chief executive officer, the chair of the board, the vice chair of the board, the president or the chief financial officer. Section 4.11 Controller. The Board of Directors may elect a controller who shall be responsible for all accounting and auditing functions of the Corporation and who shall perform such other duties as may from time to time be required of him or her by the Board of Directors. Section 4.12 Treasurer. The treasurer, if any, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his or her control belonging to the Corporation. Section 4.13 Assistant Treasurers. An assistant treasurer shall, at the request of the treasurer, or in the absence or disability of the treasurer, perform all the duties of the treasurer. He or she shall perform such other duties which are assigned to him or her by the Board of Directors, the chief executive officer, the president, the treasurer, these Bylaws or as provided by law. The Board of Directors may require an assistant treasurer to give a bond to the Corporation in such sum and with such security as it may approve, for the faithful performance of the duties of the assistant treasurer, and for restoration to the Corporation, in the event of the assistant treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer’s custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation. Section 4.14 Execution of Negotiable Instruments, Deeds and Contracts. All (i) checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation, (ii) deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Corporation shall be a party and (iii) assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed in the name of the Corporation by such officers or other persons as the Board of Directors or the chief executive officer may from time to time designate. The Board of Directors may authorize the use of the facsimile and electronic signatures of any such persons. Any officer of the Corporation shall be authorized to attend,

21 act and vote, or designate another officer or an agent of the Corporation to attend, act and vote, at any meeting of the owners of any entity in which the Corporation may own an interest or to take action by written consent in lieu thereof. Such officer or agent, at any such meeting or by such written action, shall possess and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such interest. ARTICLE V CAPITAL STOCK Section 5.1 Issuance. Shares of the Corporation’s authorized capital stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors. Section 5.2 Stock Certificates and Uncertificated Shares. (a) Every holder of stock in the Corporation shall be entitled to have a certificate issued and signed by or in the name of the Corporation by (i) the chief executive officer, the president, or a vice president, and (ii) the secretary, an assistant secretary, the treasurer or the chief financial officer, if any, of the Corporation (or any other two officers or agents so authorized by the Board of Directors), certifying the number of shares of stock owned by him, her or it in the Corporation; provided that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Whenever any such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation. (b) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying the number and class (and the designation of the series, if any) of the shares owned by such stockholder in the Corporation and any restrictions on the transfer or registration of such shares imposed by the Articles of Incorporation, these Bylaws, any agreement among stockholders or any agreement between the stockholders and the Corporation, and, at least annually thereafter, to the extent required by law, the Corporation shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by the NRS, the rights and obligations of the stockholders of the Corporation shall be identical whether or not their shares of stock are represented by certificates. (c) Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are

22 without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the foregoing, all certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the NRS or such other federal, state or local laws or regulations then in effect. Section 5.3 Surrendered; Lost or Destroyed Certificates. All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require which shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate. Section 5.4 Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the Corporation with another Corporation or the conversion or reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance. Section 5.5 Transfer of Shares. No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of any certificate(s) therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new, equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded in the records of the Corporation. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the Corporation. Section 5.6 Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer. Section 5.7 Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation’s stock.

23 ARTICLE VI DISTRIBUTIONS Distributions may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors and may be paid in money, shares of corporate stock, property or any other medium not prohibited under applicable law. The Board of Directors may fix in advance a record date, in accordance with and as provided in Section 2.5, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution. ARTICLE VII RECORDS AND REPORTS; CORPORATE SEAL; FISCAL YEAR Section 7.1 Records. All original records of the Corporation shall be kept at the principal office of the Corporation by or under the direction of the secretary or at such other place or by such other person as may be prescribed by these Bylaws or the Board of Directors. Section 7.2 Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except as otherwise specifically provided in these Bylaws, any officer of the Corporation shall have the authority to affix the seal to any document requiring it. Section 7.3 Fiscal Year-End. The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors. ARTICLE VIII INDEMNIFICATION Section 8.1 Indemnification and Insurance. (a) Indemnification of Directors and Officers. (i) For purposes of this Article VIII, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as defined below), by reason of the fact that he or she is or was a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary, administrator or manager) of the Corporation or any predecessor entity thereof, or is or was serving in any capacity at the request of the Corporation as a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary administrator, partner, member or manager) of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative. (ii) Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law (including, without limitation, NRS 78.751(3)), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that, notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action,

24 suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder. (iii) Indemnification pursuant to this Section 8.1 shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or any predecessor entity thereof or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators. (iv) The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense. (b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. (c) Non-Exclusivity of Rights. The rights to indemnification provided in this Article VIII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute (including, without limitation, NRS 78.7502), provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise. (d) Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses. (e) Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court. (f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 8.1 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 8.1 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a

25 director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement. Section 8.2 Amendment. The provisions of this Article VIII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 8.2. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VIII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article X), no repeal or amendment of these Bylaws shall affect any or all of this Article VIII so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the Corporation then serving, or (ii) by the stockholders as set forth in Article X; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence. ARTICLE IX CHANGES IN NEVADA LAW References in these Bylaws to the laws of the State of Nevada or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VIII, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (ii) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law. ARTICLE X AMENDMENT OR REPEAL In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to amend or repeal these Bylaws or to adopt new bylaws; provided that these Bylaws may be amended or repealed in any respect, and new bylaws may be adopted, in each case by the affirmative vote of the holders of at least a majority of the outstanding voting power of the Corporation, voting together as a single class. ARTICLE XI SEVERABILITY If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of the Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of the Bylaws (including, without limitation, each such portion of any paragraph of the Bylaws containing any

26 such provision held to be invalid, illegal or unenforceable) shall be construed (a) so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or (b) for the benefit of the Corporation to the fullest extent permitted by law. * * * *